EXHIBIT 10-30

            EMPLOYMENT CONTINUATION INCENTIVE AGREEMENT


     AGREEMENT  made  by  and  between ACC TelEnterprises Ltd., 5343 Dundas
Street   West,  Toronto,  Ontario  ("Company"),   and   Steve   M.   Dubnik
("Incumbent").

     WHEREAS, Incumbent is commencing employment as President and Chief Executive Officer of the Company and any Canadian subsidiary or affiliate of the Company, beginning July 11, 1994;

     AND WHEREAS, the business environment in which the Company operates is an extremely competitive and constantly changing one;

     AND WHEREAS, in view of this business environment, the Company desires, through this agreement, to provide such measure of security to the Incumbent as an incentive to him to remain a key member of the management of the Company;

     NOW, THEREFORE, in consideration of the mutual promises herein contained, and other good and valuable consideration, the receipt and sufficient of which is hereby acknowledged, the parties hereto agree as follows:

     1. POSITION AND DUTIES. Incumbent will be employed in the position of President and Chief Executive Officer of the Company and have the usual duties and responsibilities associated with that position and any additional duties commensurate with the position as assigned by the Company from time to time. These additional duties may also include similar responsibilities with certain corporations affiliated with the Company from time to time. Incumbent will continue to devote his full working time and attention to all of these duties and responsibilities.

     2. SALARY AND BONUSES. Incumbent will receive an annual salary at the rate of $208,312.00 (Canadian) less applicable statutory deductions, payable in arrears, in substantially equal installments every two weeks. During the Term of this Agreement, Incumbent's base salary shall not be reduced, nor shall Incumbent's Company-provided benefits be reduced, except as part of a Company-wide reduction of salaries or of such benefits for all Company executives. In addition, Incumbent will be entitled to participate in the bonus plan as approved by the Board of Directors of the Company.

     3. BENEFITS AND STOCK OPTIONS. Incumbent will be entitled to participate in all employment benefit plans made available by the Company to its executive employees, as amended from time to time, and to any retirement saving contribution plan which may be established by the Company.

     Incumbent will be entitled to participate in a Stock Option Program to be approved by the Board of Directors.

     4. Vacation Incumbent will be entitled to four weeks vacation with pay to be taken at a time or times to be mutually agreed.

     5. NON-SOLICITATION. Incumbent shall not during his employment and for a period of one year subsequent to the termination of his employment, directly or indirectly, as principal, partner, associate, employee or otherwise, on his own or on behalf of another:

     (a) Request or influence any employee of the Company to terminate or resign his employment; and

     (b) Solicit or attempt to solicit the business of any client or customer with whom the employee dealt during the one year (1) period immediately preceding his termination of employment for the purpose of promoting, distributing, selling or in any way dealing- with long distance telecommunications services ("Company business").

     6. COVENANT NOT TO COMPETE Incumbent hereby covenants and agrees that while employed by the Company during the term of this agreement and thereafter, for so long as he is receiving payments under this agreement:

     (a) He will not, for himself or on behalf of any other person, firm, partnership or corporation call upon any customer of the Company for the purpose of soliciting or providing such customer any products or services which are the same as or similar to those provided to customers by the Company. For purposes of this agreement, customers of the Company has include but not be limited to all customers contacted or solicited by the Company or the Incumbent within twelve months prior to any termination of this agreement.

     (b) Incumbent will not, for himself or on behalf of any other person, firm, partnership or corporation directly or indirectly seek to persuade any director, officer or employee of the Company to discontinue that individual status or employment with the Company in order to become employed in any activity similar to or competitive with the business of the Company, nor will the Incumbent's solicitor retain any such person for such purpose. It shall not be a breach or threat of breach of sub-paragraph 6(b) or (c) of this agreement for Incumbent to explore or seek employment, including employment with a business of a type described in sub-paragraph 6(c), for himself.

     (c) Incumbent will not directly or indirectly, alone or as an employee, independent contractor of any type, partner, officer or director, creditor, substantial stockholder (5% or greater) or holder of any option or right to become a substantial stockholder in any entity or organization, engage within the States of the United States, or Canada, or anywhere else in the world in which the Company at any time during the Term of this Agreement shall be conducting business, in any business pertaining to the sale, distribution, manufacture, marketing, production or provision of products or services similar to or in competition with any products or services produced, designed, manufactured, sold, distributed or rendered, as the case may be, by the Company; nor for the same period of time within the same areas and under the same conditions as previously set forth, shall the Incumbent advance creditor, lend money, furnish quarters or give advice, directly or indirectly, to any person, corporation or business entity of any kind (other than the Company) which is engaged in any such business or operation, nor shall he directly or indirectly ship or cause to be shipped or have any part in the shipping of such products to any point within said areas for the purposes of resale; provided, however, that nothing contained in this paragraph shall prevent the Incumbent from investing in corporate securities which are traded on a recognized stock exchange.

     (d) If any of the restrictions or competitive activities contained in this Paragraph 6 shall for any reason be held by a court of competent jurisdiction to be excessively broad as to duration, geographical scope, activity or subject, such restrictions shall be construed so as to thereafter be limited or reduced to be enforceable to the extent compatible with applicable law as it shall then exist; it being, understood that by the execution of this Agreement the parties hereto regard such restrictions as reasonable and compatible with their respective rights and expectations.


     7. CONFIDENTIALITY. In performing his duties and responsibilities, Incumbent will acquire wide experience and knowledge with respect to the Company's business, the manner in which such business is conducted and the business of any past, present or potential customer or vendor of the Company.

     Incumbent therefore agrees that he will not knowingly, either during his employment or thereafter, disclose to any unauthorized person or entity any confidential information relating to Company business or Company affairs, or business or affairs of any past, present or potential customer or vendor of the Company. For the purposes of this clause, confidential information includes, but is not limited to, a formula, patterns, model, instructions, notes, data, reports, documents, files, compilation, program, device method, technique, process, know-how, intellectual property, trade secrets, business plan, customer list, pricing information, cost data, profit margins, financial data, employee list, marketing plan, or sales proposal, that derives independent economic value, actual or potential, from not being generally known to and not being readily ascertainable by proper means by other persons who can obtain advantage from its use or disclosure. This includes not only what has been learned by or revealed to him, but also such information developed by him while employed by the Company (collectively, the "confidential information").

     Notwithstanding anything contained herein to the contrary, Incumbent shall not be responsible or liable hereunder for the disclosure of confidential information if:

     (a) the confidential information enters the public domain other than through a breach of this Agreement; or

     (b)(b)the confidential information is publicly disclosed in compliance with any applicable law or regulation.

     Incumbent further agrees that all models, instructions, drawings, notes, reports, files, memoranda or other writings, made by him or which may come into his possession while employed by the Company, and which relate in any way to or embody any secret or confidential activity of the Company, shall be the exclusive property of the Company and shall be kept on the Company's premises except when required elsewhere in connection with any activity of the Company.

     8. INVENTIONS All inventions, discoveries or improvements concerning any matter or thing which is directly or indirectly related to Company business, which Incumbent may make, conceive or reduce to practice while employed by the Company, whether during or after working hours and whether alone or with others, are the property of the Company, to which the same are hereby assigned; and Incumbent hereby undertakes to make promptly a full disclosure thereof to the Company, and to co-operate and assist the Company, without charge, during the period of his employment and thereafter, as may be required, including the execution of all documents to enable the Company to apply in its name for Letters Patent in all countries of the world so that the Company can consummate its rights under this Paragraph.

     9.   TERMINATION   The   Company  may  terminate  this  Agreement  and
Incumbent's employment hereunder as follows:

     (a) At any time, for just cause without notice or payment in lieu thereof, which cause shall include, but not be restricted to, the disclosure of confidential information contrary to Paragraph 7 of the Agreement.

     (b) In the event that Incumbent's employment by the Company is terminated by the Company without just cause, Incumbent shall be entitled to receive his then current salary inclusive of all benefits in effect at such time of termination, for twelve (12) months following the effective date of such termination. Such payment shall be made on the Company's normal payroll schedule.

     (c) Incumbent will provide the Company with a minimum of two (2) weeks notice of resignation, which notice the Company may waive in whole or in part at its full discretion.

     (d) Notwithstanding anything contained herein to the contrary, in the event of a Change of Control of the Company, as defined in paragraph 9(d)(i) herein, and subsequent termination of Incumbent within a twelve (12) month period following such Change in Control, either (1) by the Company without just cause or (2) by Incumbent for Good Reason, as defined in paragraph 9(d)(ii) herein, for the period of twelve (12) months immediately following the effective date of such termination Incumbent shall be entitled to receive a total aggregate amount equal to twelve times his then current salary inclusive of all benefits in effect at that time, for the twelve (12) months following the effective date. Such payment shall be made on the Company's normal payroll schedule, and, to the maximum extent not precluded by applicable law, are inclusive of his entitlement to termination pay and severance under statute.

For the purpose of this Agreement:

          (i) a "Change in Control" of the Company shall mean the acquisition of issued and outstanding shares carrying more than @ percent (50%) of the votes attaching to shares of the Company or of ACC Corp. or the acquisition of all of the assets and undertaking of the Company or of ACC Corp. by any corporation, partnership, joint venture, person or group of persons acting together, other than the controlling shareholder of the Company as of the date hereof or any corporation, partnership, joint venture or other person controlled as to more than fifty percent (50%) by such controlling shareholder, and

          (ii) termination by Incumbent for "Good Reason" shall mean:

          (1)  a  material  reduction  or  diminution   in   the  level  of
               Incumbent's responsibility as President;

          (2)  a material reduction in Incumbent's compensation level; or

          (3) the failure of the Company to maintain substantially similar employment terms after the Change in Control.

          (iii)benefits shall mean any and all employee benefits, both taxable and non-taxable, (including but not limited to, life, health, and dental insurance, automobile allowance or leased automobile, cellular car phone, officer's reimbursement fund, relocation reimbursement fund, long distance calling allowance, payment of professional associations fees, RSSP plan and matching contributions, etc.) and/or the dollar value of any such employee benefits.

     (e) Notwithstanding anything contained herein to the contrary, Incumbent shall no longer be entitled to receive his then current salary and benefits following the effective date of his termination pursuant to paragraph 9(b) or paragraph 9(d) should he, at any time during the 12 month period following his termination under paragraph 9(b), or twelve 12 month period following his termination under paragraph 9(d) as the case may be, be in breach of any paragraph of paragraphs 5, 6, 7 and 8 of this Agreement.


     10. SEVERABILITY. If the time, area or scope referred to in any provision of this Agreement shall be considered invalid or unenforceable by any court, such provision shall be deemed to be reduced to apply to the maximum time, area or scope permitted by law or, if not subject to such reduction, such provision shall be deemed severed therefrom with all other provisions of this Agreement remaining in full force and effect.

     11. PRIOR AGREEMENTS AND OBLIGATIONS. Incumbent represents that his performance of all terms and conditions of the Agreement, and his employment hereunder, do not and shall not breach any fiduciary or other duty or any covenant, agreement or understanding, including any agreement or duty relating to confidential information, knowledge or data acquired by him in confidence or otherwise prior to his employment by the Company, except as disclosed in offer of employment dated July 6, 1994 between Incumbent and the Company (attached hereto as Schedule "A" to this agreement), or induce the Company to use any confidential information, knowledge or data belonging to any previous employer or others with whom he was in a contractual relationship or to whom he owed a duty of confidentiality.

     Incumbent agrees that this Agreement covenants and agrees that if he violates this representation and/or covenant not to breach any fiduciary or other duty or any covenant, agreement or understanding, including any agreement or duty relating to confidential information, knowledge or data, as set out above, Incumbent shall save harmless and indemnify the Company from any liability it incurs as a result of any action, claim, complaint and demand of every nature or kind arising out of any such breach, including payment of its reasonable costs and expenses including legal fees incurred in connection therewith. Notwithstanding anything contained to the contrary in this Article 1 1, Incumbent shall be exempt from all covenants, agreements, representations and liabilities herein relating to Incumbent's previous employment with RCI Long Distance and its affiliates. If any conflict arises therefrom the undertakings contained in the offer of employment dated July 6, 1994 shall apply.

     12. SUCCESSORS OR ASSIGNEES Incumbent agrees that this Agreement may be assigned by the Company at any time without notice to any parent, subsidiary, affiliate or successor in interest to its general business operation and all the covenants and obligations of the employee shall enure to the benefit of any successor or assignee. Incumbent acknowledges that this Agreement is personal to him and shall not be assignable by him but shall enure to the benefit of his estate in the event of his death.

     13. SURVIVAL. The obligations contained in Paragraphs 5, 6, 7 and 8 of the Agreement survive the termination of the Agreement and Incumbent's employment thereunder.

     14. INJUNCTIVE RELIEF. Incumbent agrees that the covenants contained in Paragraphs 5, 6, 7 and 8 of the Agreement are reasonable and necessary for the protection of the Company's legitimate interests and, therefore, waives any defense to the strict enforcement by the Company or its affiliates or subsidiaries provided the Company seeks enforcement of the covenant(s) within two (2) years notice of any breach thereof. In addition, without intending to limit the remedies available to the Company, Incumbent acknowledges that a breach of any of the covenants contained in Paragraphs 5, 6, 7 and 8 of the Agreement may result in material irreparable injury to the Company or its affiliates or subsidiaries for which there is no adequate remedy at law, that it will not be possible to measure damages for such injuries precisely and that, in the event of such a breach or threat thereof, the Company shall be entitled to obtain any and all of a temporary restraining order and a preliminary or permanent injunction restraining you from engaging in activities prohibited by Paragraphs 5, 6, 7 and 8 or such other relief as may be required to enforce specifically any of the covenants set out therein. In addition, the Company will be entitled to all of its reasonable legal costs and expenses, including legal fees, in enforcing its rights under these provisions.

     15. GOVERNING LAW. This Agreement will be governed by and interpreted in accordance with the laws of the Province of Ontario and each of the parties irrevocably attorns to the jurisdiction of the Courts of the Province of Ontario.

     16. ADVICE OF COUNSEL. Incumbent has received a copy of this Agreement, and having had the opportunity to review the Agreement with legal counsel of his choice, has read, understands and hereby accepts its terms and conditions.

     IN WITNESS WHEREOF, the parties have executed this 4th day of August, 1994.


/s/ Barry K. Singer /s/ Steve M. Dubnik
Witness             ______________________
                         Steve M. Dubnik


ACC TelEnterprises Ltd.Per: /s/  Richard E. Sayers